HOMEBASE, INC.

                            EXECUTIVE RETIREMENT PLAN
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                                 FIRST AMENDMENT
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       HomeBase,  Inc., having adopted the HomeBase,  Inc. Executive  Retirement
Plan, as amended and restated effective as of July 27, 1997 (the "Plan") and having reserved to itself the right to amend the Plan at any time and from time to time, hereby adopts the following amendment to the Plan, effective as of August 31, 1998:

                                                    * * * * * *

       1.Section 3.1 is deleted in its entirety and the following is substituted therefor:

       "3.1 Four Year Rule. Notwithstanding the provisions of Section 2.1 hereof, the Company will make payment in respect of a Participant's Annual Retirement Contribution for a Plan Year only if the Participant has been credited with at least four (4) Years of Service by, and is employed by the Company at, the end of such Plan Year, except as follows: Upon a Change of Control (as defined in Schedule B), the provisions of Section 3.6 hereof shall apply."

       2. Section 3.3 is deleted in its entirety and the following is substituted therefor:

       "3.3 Forfeitures. Except as provided in Section 3.5 hereof, if a Participant hereunder terminates employment with the Company prior to being credited with four (4) Years of Service, the Participant shall forfeit the right to any benefit accrued hereunder."

       3. A new Section 3.5 is added as follows:

          "3.5 Accelerated Vesting Upon Change of Control. Notwithstanding any other provision of the Plan, upon a Change of Control (as defined in Schedule B), a Participant will become 100% vested in all benefits accrued hereunder."

       4. A new Section 3.6 is added as follows:

       "3.6 Full Funding Upon Change of Control. Notwithstanding any other provision of the Plan, upon a Change of Control (as defined in Schedule B), the following shall apply: As soon as administratively feasible following the end of the Plan Year during which a Change of Control (as defined in Schedule B) occurs, with respect to each Participant in the Plan, the Company will fully fund the Annual Retirement Contribution accrued by such Participant during the Plan Year in which the Change of Control occurs and the Company will fully fund all Annual Retirement Contributions accrued by such Participant during all Plan Years prior to the Plan Year in which the Change of Control occurred."

       5. Schedule B is added as follows:

                                   "SCHEDULE B

                         DEFINITION OF CHANGE IN CONTROL
                             -------------------------

       For the purposes of this Plan, a "Change of Control" shall mean:

          (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (I) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
     Control: (I) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (I), (ii) and (iii) of subsection (c) of this definition; or

       (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation proxies or consents by or on behalf of a Person other than the Board); or


       (c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more that 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section
(c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to Such Business Combination, of the outstanding Company Common Stock and outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination wee members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or


          (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company."

        6. Except as herein above specifically amended, all provisions of the Plan shall continue in full force and effect.

                                                         * * * * *

          IN WITNESS WHEREOF, HomeBase, Inc. has caused this instrument to be executed in its name on its behalf this 31st day of August, 1998.



HOMEBASE, INC



By: ___________________________

William Langsdorf

EVP - CFO



ATTEST:



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